                                                                  EXHIBIT 10.14





                              PLACEMENT AGREEMENT
                                       OF
                          MICRO-MEDIA SOLUTIONS, INC.


                                                               October 13, 1998

EQUITY SERVICES, LTD.
St. Andrews Court
Frederick Street Steps
P.O. Box N-4805
Nassau, Bahamas

Gentlemen:

         The undersigned, MICRO-MEDIA SOLUTIONS, INC., a Utah corporation (the "Company"), confirms its agreement with Equity Services, Ltd., a Nevis company ("ESL") as follows:

50.      Description of Securities and Offering.

         (a) ESL has agreed to privately place up to One Hundred Thousand (100,000) shares (the "Shares") of the Company's Series E 6% Cumulative Convertible Preferred Stock (the "Private Placement") at a price of Thirty Dollars ($30.00) per Share (the "Private Placement Price"). The Shares shall have a cumulative dividend of six percent (6%), payable on a fiscal quarterly basis, which shall be paid in cash, or at the option of a holder of Series E Preferred Stock, by the issuance of shares of Common Stock based on the thirty
(30) day average closing bid price of the Common Stock prior to the dividend date. Each Share shall be immediately convertible into ten (10) shares of Common Stock subject to adjustment. The closing of the Private Placement shall occur on or before November 30, 1998 (the "Closing").

         The Company shall grant the holders of the Shares, the holders of the Common Stock issued as dividends on the Shares and the holders of the Common Stock issued upon conversion of the Shares, one (1) demand registration right, beginning immediately after the closing of the Private Placement contemplated herein (the "Closing") and "piggyback" registration rights beginning on the date of Closing. The terms of these registration rights shall be as set forth in a Registration Rights Agreement (herein so called) substantially in the form attached hereto as Exhibit "A".

         (b) The commissions to which ESL shall be entitled for such placement shall be as follows: (i) a sum equal to seven percent (7%) of the total proceeds resulting from the placement of the Shares; and (ii) Shares with value equal to five percent (5%) of the total proceeds resulting from the placement of the Shares (the "Placement Agent's Shares"). ESL shall also be paid (i) a sum equal to three percent (3%) of the total proceeds resulting from the placement of the Shares as a non-accountable expense allowance and (ii) an amount equal to the legal fees of ESL's counsel not to exceed Ten Thousand and No/100 Dollars ($10,000.00). ESL will be paid the commissions, the non-accountable expense allowance and the legal fees of ESL's counsel simultaneously with the Closing.

         (c) In addition, the Company agrees to sell to ESL, for an aggregate price of $100.00, a three (3) year option ("ESL Purchase Option") to purchase up to shares of Common Stock in an amount equal to five percent (5%) of the underlying Common Stock placed herein ("ESL Option Shares") at a price equal to Four Dollars Fifty Cents ($4.50) per Option Share exercisable for a period of three (3) years commencing one (1) year after the Closing. The holders of ESL Option Shares and the Placement Agent's Shares will have registration rights as set forth in a Registration Rights Agreement (herein so called) substantially in the form attached hereto as Exhibit "B".

51. Appointment of Placement Agent. ESL's appointment by the Company as Placement Agent shall commence upon the date of the execution of this Agreement, and shall continue until and through November 30, 1998 unless (i) the Shares shall be completely sold prior to that date, (ii) the offering has been terminated by written agreement between ESL and the Company, or (iii) this Agreement shall be terminated at a prior date as provided herein.

52. Release of Placement Agent. ESL's commitment to serve as Placement Agent on behalf of the Company is made subject to the release of ESL: (i) in the event of war involving the United States of America, (ii) in the event of any material adverse change in the business, property or financial condition of the Company as reasonably determined by ESL, (iii) in the event of any action, suit or proceeding at law or in equity against the Company, or by any Federal, State or other commission, board or agency wherein any unfavorable decision would materially affect the business, property, financial condition or income of the Company (as reasonably determined by ESL), (iv) in the event of a breach by the Company of any material covenant, representation or warranty contained in this Agreement or (v) in the event of adverse market conditions (of which ESL shall be the sole judge).

53. Representations and Warranties of the Company.

         The Company represents and warrants to ESL as follows:

         (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Utah, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification unless the failure to so register or qualify would not have a material adverse effect on the financial condition of the Company.





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         (b) The Company has registered shares of its Common Stock pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in full compliance with all reporting requirements of the Exchange Act, and the Common Stock is quoted on the NASDAQ Over-the-Counter Bulletin Board (trading symbol: MSIA).

         (c) The Company has furnished ESL with copies of the Company's Business Plan dated July 3, 1997, its most recent Annual Report on Form 10-KSB filed with the Securities and Exchange Commission (the "Commission") and all Forms 8-K and 10-QSB filed thereafter, if any (collectively, the "Disclosure Documents"). Except as disclosed in the Company's most recent 10-QSB filing with the SEC, immediately prior to Closing there will be no other capital stock issued and outstanding, nor will there be outstanding any rights to acquire, commitments to issue or securities convertible into capital stock. The Disclosure Documents at the time of their filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made not misleading.

         (d) Except as shown on the Company's most recent audited financial statements dated March 31, 1998, prepared by Brown, Graham & Co., the Company's independent certified public accountants, the Company will have no other indebtedness outstanding immediately prior to the Closing except as incurred in the ordinary course of business or disclosed in writing prior to Closing to ESL.

         (e) Upon issuance at the Closing in accordance with this Agreement, the Shares will be duly and validly authorized and issued, fully paid and nonassessable, free from all encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws and/or this Agreement, and will not subject the holders thereof to personal liability by reason of being such holders. The shares of Common Stock, when issued and delivered upon conversion of the Series E Preferred Stock, the ESL Option Shares and the Placement Agent's Shares, will be duly and validly authorized and issued, fully paid and nonassessable, free from all encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws and/or this Agreement, and will not subject the holders thereof to personal liability by reason of being such holders.

         (f) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

         (g) The execution and delivery of this Agreement, the issuance of the Shares, the shares of Common Stock issuable upon conversion of the Series E Preferred Stock, the ESL Option Shares, and the Placement Agent's Shares and the consummation of the transactions contemplated by the Investor Subscription Agreement(s) (herein so called) by the Company, will not conflict with or result in a breach of or a default under any of the terms or provisions of, the Company's certificate of incorporation or By-laws, or of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets is bound, any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its properties or assets and will not result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

         (h) No authorization, approval, filing with or consent of any governmental body is required for the issuance and sale of the Shares, except for filings pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Act") or any state blue sky filings.

         (i) Except as previously disclosed in writing to ESL and except as stated in the Disclosure Documents, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company, or any of its properties, which would reasonably be anticipated to result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company.

         (j) Subsequent to the dates as of which information is given in the Disclosure Documents, except as contemplated herein, the Company has not incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and there has not been any change in its capitalization or any material adverse change in its condition (financial or otherwise) net worth, results of operations or prospects, except as otherwise previously disclosed to ESL.

         (k) The Company has conducted, is conducting and will conduct its business so as to comply in all material respects with all applicable statutes and regulations, and the Company is not charged with and, to the knowledge of the Company, is not under investigation with respect to any violation of any statutes or regulations nor is it the subject of any pending or threatened adverse proceedings by any regulatory authority having jurisdiction over its business or operations.

         (l) Except as set forth in the Disclosure Documents, the Company has good and marketable title to all properties and assets described therein as owned by it, free and clear of all liens, charges, encumbrances, or restrictions.

         (m) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon.

         (n) The Company has no knowledge of any tax deficiency that might be asserted against it that might materially and adversely affect its business or properties.

         (o) The Company maintains insurance of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, products liability and all other risks customarily insured against, all of which insurance is in full force and effect.

         (p) No labor disturbance by the employees of the Company exists or is imminent that could reasonably be expected to have a material adverse effect on the conduct of the business, operations, financial condition, or income of the Company.

         (q) Neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of law other than payment of potentially usurious interest as stated in the Disclosure Documents.

         (r) Subject in part to the truth and accuracy of the subscriber's representations set forth in the Investor Subscription Agreement, the offer, sale and issuance of the Shares are exempt from registration requirements of the 1933 Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that will cause the loss of such exemption.

         (s) The Company has no patents, trademarks, service marks copyrights or licenses other than commercially available software licenses. After reasonable investigation, the Company is not aware that any of its executive officers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with the use of his or her best efforts to promote the interest of the Company or that would conflict with the Company's business as proposed to be conducted.

         (t) Except for agreements explicitly contemplated hereby or set forth in the Disclosure Documents, there are no agreements between the Company and any of its officers, directors, affiliates or any affiliate thereof.

         (u) As of the date of Closing, no representation or warranty of the Company contained in this Section 4, and no statement contained in any exhibit, schedule, certificate, list, summary or other disclosure document provided or to be provided to ESL pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make statements contained therein not misleading.

The representations, warranties and covenants of the Company contained in this Agreement shall inure to the benefit of each subscriber to the Private Placement and such subscribers shall constitute identified third-party beneficiaries under this Agreement. No termination, modification, or waiver of the representations, warranties and covenants of the Company contained in this Agreement shall be permitted in any manner adversely affecting their interests without their prior written consent. The representations and warranties of the Company contained in this Agreement shall survive the Closing.

54.      Affirmative Covenants of the Company.




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         (a) Upon completion of the Private Placement and upon meeting the initial inclusion listing requirements, the Company will use its best efforts to list shares of its Common Stock on The NASDAQ Small Cap Market or a national securities exchange (such as AMEX or NYSE) and, at a minimum, to maintain such listing for a period of five (5) years from the time of such listing;

         (b) The financial statements of the Company shall be audited by a "Big Six" or such other independent public accounting firm as ESL may consent to. Further, the Company shall not effect a change in its accounting firm to other than a "Big Six" firm for a period of two (2) years following the Closing. ESL hereby consents to the engagement of Brown, Graham & Co., as the Company's independent certified public accountants.

         (c) The Company shall be responsible for and shall bear all expenses directly and necessarily incurred in connection with the Private Placement, including but not limited to, the cost of preparing, printing and delivering all placement and selling documents, including but not limited to the Placement Agreement, Investor Subscription Agreement, Registration Rights Agreement, Placement Agent's Option Agreement and blue sky memorandum and stock certificates; blue sky fees, filing fees, legal fees and disbursements of counsel in connection with blue sky matters; fees and disbursements of the transfer and warrant agent; the cost of two (2) sets of bound closing volumes for ESL and its counsel; the cost of three (3) tombstone advertisements, at least one (1) of which shall be in a national business newspaper, one (1) of which shall be in a major Texas newspaper and one (1) shall be in a publication chosen by ESL; an amount equal to the legal fees of ESL's counsel, not to exceed Ten Thousand Dollars ($10,000.00) and the cost of five (5) lucite tombstones for ESL and its counsel (collectively, the "Company Expenses"). If the Private Placement is not completed because the Company prevents it or because of a breach by the Company of any covenants, representations or warranties contained herein, the Company's liability for such expense allowance shall be limited to Ten Thousand and No/100 Dollars ($10,000.00).

         (d) The Company will, and will cause its subsidiaries, if any, to do the following: (i) maintain and preserve its and their respective businesses;
(ii) conduct its and their respective business, taken together as a group, in an orderly, efficient and customary manner; and (iii) keep and maintain all of its and their respective properties in good working order and condition.

         (e) The Company will deliver to ESL for a period of three (3) years from the Closing:


                  (i) within thirty (30) days after the close of each calendar month, except with respect to the last month of each fiscal year, a copy of its consolidated balance sheet as of the close of such month and its profit and loss statement and surplus reconciliation for that month, all prepared in accordance with generally accepted accounting principles consistently applied, and certified as being fairly presented in all material respects by the Company's President or its Chief Financial Officer;

                  (ii) within thirty (30) days after the close of each calendar month, a copy of the internal accounting reports prepared by the Company for its officers and/or directors;





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                  (iii) at any time within the period from thirty (30) days
         prior to and until thirty (30) days after the start of any fiscal year, financial projections of the Company and its subsidiaries, if any, for such fiscal year prepared in reasonable detail, which financial projections shall be presented to the Company's Board of Directors for their approval at their regular meeting first following the preparation of such projections;

                  (iv) promptly upon the filing thereof, all reports and statements filed with the Commission (or any governmental authority succeeding to any of its functions) or with any securities exchange; and

                  (v) such other information and data with respect to the Company or any of its subsidiaries, if any, as from time to time may be reasonably requested by ESL (including, without limitation, such other information as the Company shall have supplied to any of its security holders in their capacity as such) to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

         (f) For a period of three (3) years from the Closing, the Company, at its expense, shall, upon request by ESL from time to time, provide ESL with copies of the Company's daily transfer sheets.

         (g) The Company and its President shall call a meeting of the Board of Directors at such times as may be necessary but at least once every fiscal quarter. The Board of Directors shall include at least two (2) non-affiliated directors to be elected within ninety (90) days of the Closing, which directors shall not be officers or employees of the Company ("Outside Directors"). In addition, the Company will allow one (1) designated representative of ESL to receive timely notice of, attend and make comments at all meetings of its Board of Directors. (Such designated representative shall also be sent all standard communications and notifications from the Company to the members of its Board of Directors concerning annual and special meetings in the same fashion and on the same basis, including with respect to timing, as he would if he were a member of the Board of Directors.) Further, for a period of five (5) years from the Closing the holders of the Series E Preferred Stock shall have the right to designate one (1) member(s) of the Board of Directors and the Company shall cause such designee(s) to be elected to the Board of Directors of the Company.

         (h) The management of the Company shall prepare and deliver to ESL and each subscriber to the Private Placement (unless ESL and such subscribers shall waive such right in writing) monthly reports highlighting business developments and activities, with those persons having assigned responsibilities reporting on operations and activities in their areas of responsibility.

         (i) The Company will promptly send to ESL and each subscriber to the Private Placement, in no event later than ninety (90) days following each meeting (unless ESL and such subscriber shall waive such right in writing) copies of the complete minutes of each meeting of its Board of Directors, executive and similar committees thereof.

         (j) Without in any way limiting the generality of matters which may be appropriate for consideration or action by the Board of Directors, prior to taking action with respect to any of the following items, the Board of Directors or, in the case of clauses (i) and
(ii), the Compensation Committee thereof, must approve the following actions:

                  (i) Changes in officers and their compensation, including, without limitation, all significant employee benefits other than health care and similar insurance plans;

                  (ii) All incentive programs (and revisions thereto) for employees such as stock option plans, equity plans, bonus plans, etc.;

                  (iii) Company budgets, which shall be submitted within the period from thirty (30) days prior to and until thirty (30) days after the commencement of each fiscal year covering sales, direct costs, indirect costs, profit targets, capital expenditures, and cash flow;

                  (iv) Major appropriations in excess of One Hundred Thousand Dollars ($100,000.00) for any capital items not in the Company budget for the fiscal year;

                  (v) Major new facilities and their location, excluding any small leased facilities in the local area so long as their annual rental obligation does not exceed One Hundred Thousand Dollars ($100,000.00) per year;

                  (vi) All matters pertaining to mergers and acquisitions, without exception;

                  (vii) Purchase contracts of a major nature;

                  (viii) Sales contracts of an unusual size or complexity;

                  (ix) Sale or purchase of patents, rights, or any royalty or license agreements, other than in the ordinary course of business;

                  (x) Warranty and distribution policies of an unusual nature which are not representative of industry patterns;

                  (xi) Financing programs and policies applicable to public offerings, private placements, and long-term debt;

                  (xii) Treasury policies;

                  (xiii) Selection of auditors and corporate counsel;

                  (xiv) Banking resolutions;

                  (xv) Cash policies such as pension funds, investments, etc., other than normal bank deposits;

                  (xvi) All matters of litigation in which the Company is to be the plaintiff or other initiating party; and

                  (xvii) Conflict of interest matters.

         (k) The management of the Company shall notify and consult with the Board of Directors (by written, telegraphic or telephonic notice) prior to taking any initial action with respect to any of the following matters (it being understood that the Board of Directors will determine the propriety of further or alternative action with respect to such matters at their next meeting):

                  (i) All matters of personnel policies as they apply to any labor agreements or organization of unions;

                  (ii) All matters of public policy, wherein the Company is to be involved in any community, political, or religious cause or program;

                  (iii) All matters of litigation that involve or may involve the Company as a defendant;

                  (iv) Audit programs and policies; and

                  (v) Any operating decisions which in the judgment of the President and Chief Executive Officer should be presented to the Board.

         (l) The Company shall file a Certificate of Designation with the Secretary of State of Utah setting forth the rights and preferences of the Series E Preferred Stock substantially in the form attached hereto as Exhibit "C".

55.      Negative Covenants of the Company.

         (a) For a period of eighteen (18) months following the Closing, the Company will not, without the prior written consent of ESL, grant any options to purchase securities of the Company to employees that are exercisable at a price below the greater of the Private Placement Price or the fair market value of the securities on the date of grant.

         (b) For a period of three (3) years following the Closing, the Company will not, without the prior written consent of ESL, offer or sell any of its securities in reliance on Regulation S of the Securities Act of 1933, as amended.

         (c) The Company will not use any proceeds from the Private Placement to repay any indebtedness of the Company, including but not limited to any indebtedness to current executive officers or principal shareholders of the Company except for indebtedness incurred in the ordinary course of business.

         (d) The Company shall not, without the prior written consent of ESL and all holders of the Series E Preferred Stock, create any new class or series of stock having a dividend and/or liquidation preference senior to the Series E Preferred Stock or increase the size of the authorized number of shares of Series E Preferred Stock.

         (e) The Company will not issue press releases or engage in other publicity without ESL's prior written consent prior to the completion of the Private Placement and for a period of eighteen (18) months from the Closing.

         (f) The Company will not sell any of its securities at a price lower than the Private Placement Price for a period of twenty-four (24) months from Closing or October ____, 1998, whichever is earlier, without the prior written consent of ESL.

56. Representations and Warranties of ESL.

         ESL represents, warrants and covenants to the Company as follows:

         (a) ESL has been duly incorporated and is validly existing and in good standing under the laws of Nevis, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

         (b) This Agreement has been duly authorized, validly executed and delivered on behalf of ESL and is a valid and binding agreement of ESL enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally, and ESL has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

57. Indemnification. The Company hereby agrees to indemnify and hold harmless ESL and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, including any costs or expenses incurred, to which any such indemnified party may become subject under the Securities' Act, or under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon, in whole or in part, (i) any untrue statement or alleged untrue statement of a material fact made by the Company in this Agreement or any exhibit, schedule, certificate, list, summary or Disclosure Document provided to ESL, (ii) any omission or alleged omission of a material fact with respect to the Company in this Agreement or any exhibit, schedule, certificate, list, summary or Disclosure Document provided to ESL, or (iii) any breach of any representation, warranty or agreement made by the Company in this Agreement or any exhibit, schedule, certificate, list, summary or Disclosure Document provided to ESL.

58.      Mergers and Acquisitions.


         (a) The Company agrees that ESL will be paid a finder's fee of five percent (5%) of the first $1,000,000.00, four percent (4%) of the second $1,000,000.00, three percent (3%) of the next $1,000,000.00, two percent (2%)
of the next $1,000,000.00 and one percent (1%) of the excess, if any, over $4,000,000.00 of the consideration involved in any merger or acquisition transaction (or equivalent) consummated by the Company, in which ESL introduced the other party to the Company during a period ending five (5) years from the Closing (an "Introduced Transaction"); and

         (b) Any such finder's fee due to ESL will be paid in cash at the closing of the particular Introduced Transaction for which the finder's fee is due. This finder's fee is not in addition to the finder's fee contained in those certain placement agreement's dated November 11, 1997, January 31, 1998 or April 30, 1998 all by and between the Company and ESL, but is merely a restatement thereof.

59.      Conditions Precedent to Closing.

         (a) ESL shall have received an opinion addressed to Equity Services, Ltd. and each subscriber to the Private Placement, from Vial, Hamilton, Koch & Knox, L.L.P., confirming the representations and warranties of the Company contained in Section 4 above, substantially in the form attached hereto as Exhibit "D".

         (b) ESL shall have received a fully executed Placement Agent's Option Certificate from the Company.

         (c) ESL shall have received a fully executed Registration Rights Agreement with respect to the Placement Agent's Shares and the ESL Option Shares from the Company.

         (d) ESL shall have received a certified copy of the resolution of the Board of Directors of the Company authorizing the transactions contemplated herein.

         (e) The Company shall have filed with the Office of the Secretary of State of Delaware a Certificate of Designation acceptable to ESL, substantially in the form attached hereto as Exhibit "C".

         (f) The Company shall have amended its Bylaws in such a manner as to make its Bylaws consistent with the terms and conditions of this Agreement and the transactions contemplated herein, a copy of which will have been provided to ESL prior to Closing.

         (g) The escrow agent, MASCO, Ltd. (the "Escrow Agent") shall have received a certificate representing the Placement Agent's Shares.

60.      Effective Date of this Agreement and Termination.

         (a) This Agreement shall become effective upon its execution by ESL.

         (b) This Agreement shall terminate on the earlier of November ____, 1998, or the consummation of the Private Placement.

61. Parties. This Agreement shall inure to the benefit of and be binding upon ESL, the Company and ESL's and its respective successors and assigns. Except as provided for in Section 4 herein above, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, officers, directors, employees, agents and attorneys of the parties, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons, officers, directors, employees, agents and attorneys, and for the benefit of no other person or corporation.

62. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopied (followed by registered mail or overnight courier), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 13.

                           if to the Company:

                           MICRO-MEDIA SOLUTIONS, INC.
                           501 Waller
                           Austin, Texas 78702
                           Attn: Jose Chavez, President
                           Telephone:        (512) 476-6925
                           Telecopier:       (512) 473-2371

                           with a copy (which shall not constitute notice) to:

                           VIAL, HAMILTON, KOCH & KNOX, L.L.P.
                           1717 Main Street, Suite 4400
                           Dallas, Texas 75201-7388
                           Attn: Gary Woolfolk, Esq.
                           Telephone:       (214) 712-4400
                           Telecopier:      (214) 712-4402
                           if to ESL:

                           Equity Services, Ltd
                           St. Andrews Court
                           Frederick Street Steps
                           P.O. Box N-4805
                           Nassau, Bahamas
                           Attn:  Lynn Turnquest, Director
                           Telephone:  (242) 352-7063
                           Telecopier: (242) 352-3932

                           with a copy (which shall not constitute notice) to:

                           Gardere & Wynne, L.L.P.
                           3000 Thanksgiving Tower
                           1601 Elm Street
                           Dallas, Texas 75201-4761
                           Attn:  I. Bobby Majumder, Esq.
                           Telephone:  (214) 999-4268
                           Telecopier: (214) 969-4667

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, registered mail, return receipt requested, postage prepaid, if mailed; when received after being deposited in the regular mail; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; when receipt is acknowledged, if telecopied (subject to follow up as discussed above).

63. Attorneys' Fees. If any action is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which he is or may be entitled. This provision shall be construed as applicable to the entire agreement.

64. Remedies. Each party hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

65. Time of Essence. Time shall be of the essence of this Agreement.

66. Construction. This Agreement shall be construed in accordance with the internal laws of the State of Texas.

67. Execution. This Agreement may be executed in any number of counterparts each of which taken together shall constitute one and the same instrument.

68. Joint Drafting of Agreement. This Agreement has been prepared by the joint efforts of the respective counsel for each of the parties hereto and shall not be construed against a particular party simply by reason of such party being the drafting party.

69. Entire Agreement. This Agreement, together with those certain Investor Subscription Agreements by and between the Company and each subscriber to the Private Placement, constitute the entire understanding by and between the parties with respect to the subject matter hereof. This Agreement can only be modified, including any extension of the offering period, by a written agreement duly signed by persons authorized to sign agreements on behalf of the respective parties.

70. Facsimile Signature. This Agreement may be executed by facsimile copy and any such facsimile copy bearing the facsimile signature of any party hereto shall have full legal force and effect and shall be binding against the party having executed this Agreement by facsimile.

         If the foregoing is in accordance with your understanding, please sign below and return to us a counterpart hereof, and upon your acceptance hereof, this letter and the acceptance hereof shall constitute a binding agreement between ESL and the Company.


                                           Very truly yours,

                                           MICRO-MEDIA SOLUTIONS, INC.




                                           By: /s/ Jose G Chavez
                                              ---------------------------------
                                           JOSE G. CHAVEZ, President





Accepted and agreed to as of the
date first above written by:

EQUITY SERVICES, LTD.


By:/s/ Lynn Turnquest
   ---------------------------------
         LYNN TURNQUEST, Director

                                  EXHIBIT "A"


        Registration Rights Agreement - Subscribers to Private Placement


                                  EXHIBIT "B"


                      Registration Rights Agreement - ESL


                                  EXHIBIT "C"


                       Form of Certificate of Designation

                                  EXHIBIT "D"


                                Form of Opinion

                         REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 13th day of October, 1998 by and between MICRO-MEDIA SOLUTIONS, INC., a Utah corporation (the "Company") and EQUITY SERVICES, LTD., a Nevis company (the "Shareholder").

                                R E C I T A L S:

         WHEREAS, the Shareholder is acquiring (i) Two Thousand Four Hundred Seventy Five (2,475) shares of the Company's Series E 6% cumulative convertible preferred stock, stated value $30.00 per share (the "Series E Preferred Stock") pursuant to that certain placement agreement by and between the Company and the Shareholder dated October 13, 1998 (the "Placement Agreement"), and (ii) an option to purchase up to Forty Nine Thousand Five Hundred (49,500) shares of the Company's common stock, par value $0.10 per share (the "Common Stock") pursuant to that certain Placement Agent's Option Certificate dated October 13, 1998 (the "Option Shares"); and

         WHEREAS, the Company desires to grant to the Shareholder certain registration rights relating to the shares of Common Stock issuable upon conversion of any of the Series E Preferred Stock and the Option Shares (collectively, the "Shares"); and the Shareholder desires to obtain such registration rights, subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual premises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

         49. Definitions and References. For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following meanings:

                  (a) The term "Commission" shall mean the Securities and Exchange Commission and any successor agency.

                  (b) The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as herein defined) and the declaration or ordering of effectiveness of such registration statement or document.

                  (c) For purposes of this Agreement, the term "Registrable Stock" shall mean (i) any shares of Common Stock issuable upon conversion of any of the Series E Preferred Stock, (ii) the Option Shares, (iii) any shares of Common Stock issued by way of a stock split, reorganization, merger or consolidation, and (iv) any Common Stock issued as a dividend on the Shares. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (v) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (w) such Registrable Stock is sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (x) such Registrable Stock is eligible to be sold pursuant to Rule 144(k) under the 1933 Act, (y) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and the Company has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the 1933 Act, or (z) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned.

                  (d) The term "Holder" shall mean the Shareholder or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with Section 10 hereof, provided that the Shareholder or such transferee or assignee shall then own the Registrable Stock.

                  (e) The term "1933 Act" shall mean the Securities Act of 1933, as amended.

                  (f) An "affiliate of such Holder" shall mean a person who controls, is controlled by or is under common control with a Holder, or the spouse or children (or a trust exclusively for the benefit of the spouse and/or children) of a Holder, or, in the case of a Holder that is a partnership, its partners.

                  (g) The term "Person" shall mean an individual, corporation, partnership, trust, limited liability company, unincorporated organization or association or other entity, including any governmental entity.

                  (h) The term "Requesting Holder" shall mean a Holder or Holders of in the aggregate at least a majority of the Registrable Stock.

                  (i) References in this Agreement to any rules, regulations or forms promulgated by the Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

         50.      Demand Registration.

                  (a) Commencing immediately upon the date of Closing (as defined in the Placement Agreement), any Requesting Holders may make a written request to the Company (specifying that it is being made pursuant to this Section 2) that the Company file a registration statement under the 1933 Act (or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act) covering the registration of Registrable Stock. In such event, the Company shall (x) within ten (10) days thereafter notify in writing all other Holders of Registrable Stock of such request, and (y) use its best efforts to cause to be registered under the 1933 Act all Registrable Stock that the Requesting Holders and such other Holders have, within forty-five (45) days after the Company has given such notice, requested be registered.

                  (b) If the Requesting Holders intend to distribute the Registrable Stock covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request pursuant to Section 2.(a) above, and the Company shall include such information in the written notice referred to in clause (x) of Section 2.(a) above. In such event, the Holder's right to include its Registrable Stock in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Stock in the underwritten offering to the extent provided in this Section 2. All Holders proposing to distribute Registrable Stock through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Requesting Holders and shall be approved by the Company, which approval shall not be unreasonably withheld; provided, that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders; and provided further, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Stock of such Holder and such Holder's intended method of distribution and any other representation required by law or reasonably required by the underwriter.

                  (c) Notwithstanding any other provision of this Section 2 to the contrary, if the managing underwriter of an underwritten offering of the Registrable Stock requested to be registered pursuant to this
         Section 2 advises the Requesting Holders in writing that in its opinion marketing factors require a limitation of the number of shares to be underwritten, the Requesting Holders shall so advise all Holders of Registrable Stock that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Stock that may be included in such underwritten offering shall be allocated among all such Holders, including the Requesting Holders, in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included in such registration by each Holder at the time of filing the registration statement; provided, that in the event of such limitation of the number of shares of Registrable Stock to be underwritten, the Holders shall be entitled to an additional demand registration pursuant to this Section 2. If any Holder of Registrable Stock disapproves of the terms of the underwriting, such Holder may elect to withdraw by written notice to the Company, the managing underwriter and the Requesting Holders. The securities so withdrawn shall also be withdrawn from registration.

                  (d) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to effect a registration pursuant to this Section 2 during the period starting with the fourteenth (14th) day immediately preceding the date of an anticipated filing by the Company of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company; provided, that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective; and provided further, that the Company's estimate of the date of filing such registration statement shall be made in good faith.

                  (e) The Company shall be obligated to effect and pay for a total of only two (2) registrations pursuant to this Section 2, unless increased pursuant to Section 2.(c) hereof; provided, that a registration requested pursuant to this Section 2 shall not be deemed to have been effected for purposes of this Section 2.(e), unless (i) it has been declared effective by the Commission, (ii) if it is a shelf registration, it has remained effective for the period set forth in Section 3.(b), (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such action prompted by any act or omission of the Holders), and (iv) no limitation of the number of shares of Registrable Stock to be underwritten has been required pursuant to Section 2.(c) hereof.

         51. Obligations of the Company. Whenever required under Section 2 to use its best efforts to effect the registration of any Registrable Stock, the Company shall, as expeditiously as possible:

                  (a) prepare and file with the Commission, not later than ninety (90) days after receipt of a request to file a registration statement with respect to such Registrable Stock, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such issue of Registrable Stock in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective as promptly as practicable thereafter; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one (1) counsel selected by the Requesting Holders copies of all such documents proposed to be filed, and (ii) notify each such Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period of time as would satisfy the holding period requirements of Rule 144(k) promulgated by the Commission with respect to the Shares or such shorter period which will terminate when all Registrable Stock covered by such registration statement has been sold (but not before the expiration of the forty
         (40) or ninety (90) day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable), and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each Holder and any underwriter of Registrable Stock to be included in a registration statement copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Holder;

                  (d) use its best efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions as any selling Holder or any underwriter of Registrable Stock reasonably requests, and do any and all other acts which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Stock owned by such Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.(d) hereof, (ii) subject itself to taxation in any such jurisdiction, or
         (iii) consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause the Registrable Stock covered by such registration statement to be registered with or approved by such other governmental agencies or other authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holders thereof to consummate the disposition of such Registrable Stock;

                  (f) notify each selling Holder of such Registrable Stock and any underwriter thereof, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act (even if such time is after the period referred to in Section 3.(b)), of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading;

                  (g) make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such registration statement. Records or other information which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the registration statement, or (ii) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each selling

         Holder shall, upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

                  (h) furnish, at the request of any Requesting Holder, on the date that such shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated such date, of the legal counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting Holders as to such matters as such underwriters or the Requesting Holders, as the case may be, may reasonably request and as would be customary in such a transaction; and (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting Holders and, if such accountants refuse to deliver such letter to such Holder, then to the Company (i) stating that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Requesting Holders may reasonably request and as would be customary in such a transaction;

                  (i) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the 1933 Act; and

                  (k) use its best efforts to cause all such Registrable Stock to be listed on The Nasdaq Small Cap Market and/or any other securities exchange on which similar securities issued by the Company are then listed or traded.

         The Company may require each selling Holder of Registrable Stock as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Stock as the Company may from time to time reasonably request in writing.

         Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.(f) hereof, such Holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 3.(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.(f) hereof to and including the date when each selling Holder of Registrable Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.(f) hereof.

         52. Incidental Registration. Commencing immediately after the date of Closing (as defined in the Investor Agreement), if the Company determines that it shall file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its common stock to be sold for cash, at each such time the Company shall promptly give each Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than thirty (30) days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration. Upon the written request of any Holder received by the Company no later than twenty (20) days after the date of the Company's notice, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Stock that each such Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided, that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons other than the Company over the amount of securities they intended to offer.

         53.      Holdback Agreement - Restrictions on Public Sale by Holder.

                  (a) To the extent not inconsistent with applicable law, each Holder whose Registrable Stock is included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by the Company in the case of a nonunderwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

                  (b) Restrictions on Public Sale by the Company and Others. The Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of any registration statement in which Holders are participating (except as part of such registration), if and to the extent requested by the Holders in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering; and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any securities convertible into or exchangeable or exercisable for such securities (other than pursuant to an effective registration statement) shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the 1933 Act.

         54. Expenses of Registration. The Company shall bear all expenses incurred in connection with each registration pursuant to Sections 2 and 4 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, fees and disbursements of counsel for the Company. The selling Holders shall bear and pay the underwriting commissions and discounts applicable to the Registrable Stock offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

         55.      Indemnification and Contribution.

                  (a) Indemnification by the Company. The Company agrees to indemnify, to the full extent permitted by law, each Holder, its officers, directors and agents and each Person who controls such Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading. The Company will also indemnify any underwriters of the Registrable Stock, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the selling Holders.

                  (b) Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Holder so furnished in writing by such Holder. Notwithstanding the foregoing, the liability of each such Holder under this Section 7.(b) shall be limited to an amount equal to the initial public offering price of the Registrable Stock sold by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Failure by such Person to provide said notice to the indemnifying party shall itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party IS not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                  (d) Contribution. If for any reason the indemnity provided for in this Section 7 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
         Section 7.(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7.(a) and 7.(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7.

         56. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         57. Rule 144. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Stock without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         58. Transfer of Registration Rights. The registration rights of any Holder under this Agreement with respect to any Registerable Stock may be transferred to any transferee of such Registrable Stock; provided that such transfer may otherwise be effected in accordance with applicable securities laws; provided further, that the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; provided further, that such transferee shall agree in writing, in form and substance satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act. Except as set forth in this Section 10, no transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

         59. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Stock" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Stock under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 11 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if each Holder is entitled to receive in exchange for its Registrable Stock consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the 1933 Act, or
(iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety (90) days of completion of the transaction for resale to the public pursuant to the 1933 Act.

         60.      Miscellaneous.

                  (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

                  (b) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the Registrable Stock then outstanding affected by such amendment, modification, supplement, waiver or departure.

                  (d) Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) Headings. The headings in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

                  (h) Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be delivered in person or by telecopy or by overnight courier guaranteeing no later than second business day delivery, directed to (i) the Company at the address set forth below its signature hereof or (ii) a Holder at the address of the Administrator set forth below its signature hereof. Any party may change its address for notice by giving ten (10) days advance written notice to the other parties. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by telecopy or overnight courier service, with receipt acknowledged.

                  (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

                  (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  (k) Enforceability. This Agreement shall remain in full force and effect notwithstanding any breach or purported breach of, or relating to, the Investor Agreement.

                  (l) Recitals. The recitals are hereby incorporated in the Agreement as if fully set forth herein.

                  (m) Attorneys Fees. If any action is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which he is or may be entitled. This provision shall be construed as applicable to the entire agreement.


              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written herein above.

                                            MICRO-MEDIA SOLUTIONS, INC.



                                            By:/s/ Jose Chavez
                                               ---------------------------------
                                               Name:  JOSE CHAVEZ
                                               Title: President

                                            501 Waller
                                            Austin, Texas 78702
                                            Telephone: (512) 476-6925
                                            Telecopier: (512) 473-2371



                                            EQUITY SERVICES, LTD.



                                            By: /s/ Lynn Turnquest
                                               ---------------------------------
                                               Name:  LYNN TURNQUEST
                                               Title: Director

                                            St. Andrews Court
                                            Frederick Street Steps
                                            P.O. Box N-4805
                                            Nassau, Bahamas
                                            Telephone: (242) 352-7063
                                            Telecopier: (242) 352-3932

         THE OPTION REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THIS OPTION MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.



                          MICRO-MEDIA SOLUTIONS, INC.


                      PLACEMENT AGENT'S OPTION CERTIFICATE

         THIS PLACEMENT AGENT'S OPTION CERTIFICATE (the "Option Certificate") certifies that for value received, EQUITY SERVICES, LTD. (the "Holder"), is the owner of this option (the "Option"), which entitles the Holder thereof to purchase, commencing October 13, 1999 and before the Expiration Date (as defined below) Forty Nine Thousand Five Hundred (49,500) shares (the "Option Shares") of fully paid and non-assessable shares of the common stock, $0.10 par value per share (the "Common Stock"), of MICRO-MEDIA SOLUTIONS, INC., a Utah corporation (the "Company") at a purchase price of Four Dollars and Fifty Cents ($4.50) per Option Share (the "Strike Price"), in lawful money of the United States of America by bank or certified check, subject to adjustment as hereinafter provided.

n.       OPTION; PURCHASE PRICE.

         This Option shall entitle the Holder hereof to purchase the Option Shares at the Strike Price. The Strike Price and the number of Option Shares evidenced by this Option Certificate are subject to adjustment as provided in
Article 6.

o.       EXERCISE; EXPIRATION DATE.

         a. Exercise. This Option is exercisable, at the option of the Holder, commencing on October 13, 1999, and before the Expiration Date (as defined below) by delivering to the Company written notice of exercise (the "Exercise Notice"), stating the number of Option Shares to be purchased thereby, accompanied by bank or certified check payable to the order of the Company for the Option Shares being purchased. Within ten (10) days of the Company's receipt of the Exercise Notice accompanied by the consideration for the Option Shares being purchased, the Company shall issue and deliver to the Holder a certificate representing the Option Shares being purchased. In the case of exercise for less than all of the Option Shares represented by this Option Certificate, the Company shall cancel this Option Certificate upon the surrender hereof and shall execute and deliver a new Option Certificate for the remaining balance of such Option Shares.

         b. Termination. The term "Expiration Date" shall mean 5:00 p.m., Austin, Texas time, on October 13, 2004 or if such date in the State of Texas shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m., Austin, Texas time, the next following day which in the State of Texas is not a holiday or a day on which banks are authorized to close.

p.       RESTRICTIONS ON TRANSFER.

         a. Restrictions. This Option, and the Option Shares or any other security issuable upon exercise of this Option may not be assigned, transferred, sold or otherwise disposed of unless (i) there is in effect a registration statement under the Securities Act of 1933, as amended (the "Act") covering such sale, transfer or other disposition or (ii) the Holder furnishes to the Company an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act, as well as other documentation incidental to such sale, transfer or other disposition as the Company's counsel shall reasonably request.

         b. Legend. Any Option Shares issued upon the exercise of this Option shall bear a legend in substantially the form as follows:

                  "The shares evidenced by this certificate were issued upon exercise of an Option and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under the Securities Act of 1933 (the "Act") or an opinion of counsel to the effect that the proposed sale, transfer or disposition may be effectuated without registration under the Act."

q.       RESERVATION OF SHARES.

         The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Option, such number of shares of Common Stock as shall then be issuable upon the exercise of this Option. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of this Option shall be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

r.       LOSS OR MUTILATION.

         Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Option Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation of the mutilated Option Certificate, the Company shall execute and deliver in lieu thereof, a new Option Certificate representing an equal number of Option Shares exercisable thereunder.

s. ANTI-DILUTION PROVISIONS.

         a. Number of Option Shares. The number of shares of Common Stock and the Strike Price per Option Share pursuant to this Option shall be subject to adjustment from time to time as provided for in this Section 6(a). Notwithstanding anything contained herein, the aggregate Strike Price for the total number of Option Shares issuable pursuant to this Option shall remain unchanged. In case the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of outstanding shares of Common Stock into a different number of shares (i.e. forward or reverse stock split), (i) the number of shares which the Holder of this Option shall have been entitled to purchase pursuant to this Option shall be increased or decreased in direct proportion to such increase or decrease of shares, as the case may be, and (ii) the Strike Price per Option Share (but not the aggregate Strike Price) in effect immediately prior to such change shall be increased or decreased in inverse proportion to such increase or decrease of shares, as the case may be.

         b. Fractional Shares. No certificate for fraction shares shall be issued upon the exercise of this Option, but in lieu thereof the Company shall purchase any such fractional shares calculated to the nearest cent.

         c. Rights of the Holder. The Holder of this Option shall not be entitled to any rights of a shareholder of the Company in respect of any Option Shares purchasable upon the exercise hereof until such Option Shares have been paid for in full and issued to it. The Holder of this Option shall be deemed to be a shareholder of the Company from and after the time this Option is exercised and the Option Shares therefor exercised have been paid for in full. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, to the person or persons entitled to receive the same.

t.       REGISTRATION RIGHTS.

         The Holder of this Option and the Option Shares issued upon exercise of this Option will have registration rights beginning on the date of execution of this Option Certificate. The terms of these registration rights shall be as set forth in the Registration Rights Agreement by and between the Holder and the Company, in substantially the form attached hereto as Exhibit "A".

u.       REPRESENTATIONS AND WARRANTIES.

         The Holder, by acceptance of this Option, represents and warrants to, and covenants and agrees with, the Company as follows:

         a. The Option is being acquired for the Holder's own account for investment and not with a view toward resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

         b. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act.

         c. The Holder (i) is not a citizen or resident of the United States of America, (ii) is not an entity organized under any laws of any state of the United States of America and (iii) does not have any offices in the United States of America.

v.       MISCELLANEOUS.

         a. Transfer Taxes; Expenses of Registration. The Company shall bear all expenses incurred in connection with each registration pursuant to this Option Certificate, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, fees and disbursements of counsel for the Company. The selling Holder shall bear and pay the underwriting commissions and discounts applicable to the Option Shares offered for their account in connection with any registrations, filings and qualifications made pursuant to this Option Certificate. The Holder shall pay any and all brokerage fees and transfer taxes incidental to the sale or exercise of this Option or the sale of the underlying shares issuable hereunder.

         b. Notice. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopied, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 9b.

                           if to the Company:

                           Micro-Media Solutions, Inc.
                           501 Waller
                           Austin, Texas  78702
                           Attn:  Jose Chavez, President
                           Telephone:  (512) 476-6925
                           Telecopier:  (512) 473-2371

                           if to Holder:

                           Equity Services, Ltd.
                           St. Andrews Court
                           Frederick Street Steps
                           P.O. Box N-4805
                           Nassau, Bahamas
                           Attn:  Lynn Turnquest, Director
                           Telephone:  (242) 352-7063
                           Telecopier: (242) 352-3932

                           with a copy (which shall not constitute notice) to:

                           Gardere & Wynne, L.L.P.
                           3000 Thanksgiving Tower
                           1601 Elm Street
                           Dallas, Texas 75201-4761
                           Attn:  I. Bobby Majumder, Esq.
                           Telephone:  (214) 999-4268
                           Telecopier: (214) 999-4667

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; when receipt is acknowledged, if telecopied.

         c. Governing Law. This Option Certificate shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to its principles regarding conflicts of laws.





            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Option Certificate to be fully executed as of the date set forth below.

                                    MICRO-MEDIA SOLUTIONS, INC.


                                    By:     /s/ Jose Chavez
                                       ---------------------------------
                                    JOSE CHAVEZ, President


ATTEST:/s/ Mitchell C Kettrick
       ---------------------------------
         Name:  MITCHELL C. KETTRICK
         Title: Secretary

Date: October 13, 1998

                           FORM OF EXERCISE OF OPTION

         The undersigned hereby elects to exercise this Option as to shares of Common Stock covered hereby. Enclosed herewith is a bank or certified check in the amount of $ .


Date:
     -----------------------                  ---------------------------------
                                              Name:
                                              Address:



                                              Signature


                                              ---------------------------------

EXHIBIT "A"

                         REGISTRATION RIGHTS AGREEMENT

                         between Holder and the Company

(B) Reports on Form 8-K


16.1

Form 8-K/A, Filed September 25, 1998: Reporting the dismissal of Jones, Jenson & Company, LLC, Salt Lake City, Utah as the Company's independent accountants. The former accountants were unofficially dismissed on June 11, 1997 but the Company inadvertently neglected to obtain official dismissal until September 14, 1998.

16.2

Form 8-K, Filed September 17, 1998: Reporting the engagement of Salazar & Associates, Austin, Texas as its independent accountants on June 11, 1997.

16.3

Form 8-K, Filed September 17, 1998: Reporting: (1). The dismissal of Salazar & Associates, Austin, Texas as the Company's independent accountants on August 15, 1997. (2). The engagement of Brown, Graham & Company, PC, CPAs as the Company's independent accountants on May 11, 1998.